EXHIBIT 10.3

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Agreement”), dated as of July 21, 2023 (the “Effective Date”), is made by and among Body and Mind, Inc., a Nevada corporation (the “Company”), DEP Nevada, Inc., a Nevada corporation (“DEP Nevada”), NMG OH 1, LLC, an Ohio limited liability company (“NMG”), and FG Agency Lending LLC, a Delaware limited liability company (the “Agent”) and the lenders party thereto (each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Loan Parties, the Agent and the Lenders from time-to-time party thereto are parties to that certain Loan Agreement, dated as of July 19, 2021, as amended by Amendment No. 1 to the Loan Agreement, dated as of November 30, 2021, Amendment No. 2 to Loan Agreement, dated as of June 14, 2022, Limited Waiver and Amendment to Loan Agreement, dated as of December 12, 2022 and Consent and Amendment to Loan Agreement, dated as of December 16, 2022 (collectively, the “Loan Agreement”), by and among the Company, and the Agent. Capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement unless otherwise defined herein.

WHEREAS, DEP Nevada, seeks to enter into, as Seller, that certain Equity Purchase Agreement (the “EPA”), by and among DEP Nevada, as Seller, FarmaceuticalRX, LLC, an Ohio limited liability company (“FRX”), as Buyer, and NMG, as Company, pursuant to which DEP Nevada shall sell all of NMG’s issued and outstanding common stock owned by DEP Nevada to FRX (the “Proposed Sale”; the EPA, the Side Letter (as defined below and separately attached hereto) and such related documentation in the form attached hereto as Exhibit A, the “Proposed Sale Documents”);

WHEREAS, in connection with the Proposed Sale, DEP Nevada and FRX desire to enter into that certain Agreement, in the form attached hereto as Exhibit B (the “Side Letter”), whereby FRX shall provide certain consulting services prior to the state approval of the Proposed Sale Documents; and

WHEREAS, pursuant to the Loan Agreement, the Seller is not permitted to enter into the Proposed Sale without the prior written consent of the Agent.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties mutually agree as follows:

1. ConsentandAcknowledgement;ReleaseofLiens.

(a) Subject to the terms and conditions set forth herein, Agent and the Lenders hereby consent to the Proposed Sale subject to satisfaction of the conditions set forth in Sections 3 (Conditions Precedent) and 4 (Conditions Subsequent) hereof.

(b) Subject to the terms and conditions set forth herein, the Agent hereby covenants that within: (i) one (1) business day after or (ii) on the same day (if received by 3 pm Eastern Standard Time) of the Agent’s receipt of the Cash Payment (as defined in the EPA), the Agent shall provide or authorize a UCC-3 Termination Statement with the applicable releases of all liens in favor of Agent on the assets and equity of NMG.

2. Representation and Warranties. By signing this Agreement, the Loan Parties hereby certify that each of the representations and warranties made in Article VI (Representations and Warranties) of the Loan Agreement are true and correct as of the Effective Date except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date).

3. Conditions Precedent. The consent set forth in this Agreement shall not be effective until:

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(a) Each party hereto has received a counter-signed version of this Agreement.

(b) The Loan Parties shall have paid all reasonable fees, costs and expenses incurred by Agent and Lenders, as required by Section 11.5 (Costs and Expenses) of the Loan Agreement, to the extent invoiced prior to the Effective Date.

4. Conditions Subsequent. The consent set forth in this agreement shall be conditioned on the following:

(a) Concurrently upon the date or dates any funds are owed and/or paid to Seller or any other Loan Party pursuant to the Proposed Sale Documents (any such date, a “SalePayment Date”) the Loan Parties shall cause Agent to receive a repayment in the amount of such proceeds (including the Deposit (as defined in the EPA), which shall be repaid to Agent on the first Sale Payment Date after the Effective Date); which such repayment shall in each case be: (i) subject to the Exit Fee and (ii) applied to the Principal Balance at the Premium Rate of 105% so long as the final Sale Payment Date is on or before December 31, 2023, and the Premium Rate of 107% any time thereafter. For example, if the first Sale Payment Date occurs on November 1, 2023, assuming accrued cash interest has been paid in full on each Payment Date prior thereto and no other Default, Event of Default has occurred or is continuing (and that no consents, waivers or other amendments have occurred), the Outstanding Balance on the Sale Repayment Date shall be $7,301,844.20, as shown below.

Principal Balance on 11/1/2023	$6,856,191.74
Exit Fee (1.5% of Principal Balance)	$102,842.88
Prepayment Premium (5.0% of Principal Balance if received by Agent on or before 12/31/2023)	$342,809.59
Total Owed (Excluding Cash Interest Payments)	$7,301,844.20

(b) The Closing Date (as defined in the EPA) shall occur on or before the five (5) month anniversary of the Effective Date (the “Outside Date”) provided that if the Closing Date has not occurred on or before the Outside Date, and a Default or Event of Default has occurred after the Effective Date, Agent shall have the option in its sole discretion to rescind this consent in entirety.

(c) For the avoidance of doubt, to the extent the Obligations are not repaid in full in cash on the Closing Date (as defined in the EPA), the Loan Agreement shall remain in full force and effect, without any further modification thereto.

5. General Release.

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(a) In consideration of, among other things, the Agent and the Lenders’ execution and delivery of this Agreement, each the Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agree and covenant not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the later of the Effective Date or the date on which the conditions to effectiveness set forth in Section 3 (Conditions Precedent) hereof are completed, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among Borrower and the Guarantors, on the one hand, and any or all of the Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by Borrower or any other Loan Party of any loans or other financial accommodations made by any Lender after the Effective Date shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and payment in full of the Obligations.

(b) Each of the Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Loan Party.

6. Ratification of Liability. Each Loan Party, as debtor, grantor, pledgor, assignor, or in other similar capacity in which such party grants liens or security interests in its properties or otherwise act as an accommodation party or guarantor, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and ratify and reaffirm its grants of liens on or security interests in its properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Loan Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Loan Agreement or any other Loan Document. Each Loan Party further agrees and reaffirms that the Loan Documents to which they are parties now apply to all Obligations as defined in the Loan Agreement, as modified hereby (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Loan Agreement or any other Loan Document). Each Loan Party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and

(iii) agrees and acknowledges that each of the Loan Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed.

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7. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents other than the defaults specified herein or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as consented to hereby, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby. This Agreement shall constitute a Loan Document.

8. Incorporation by Reference. The terms of the Loan Agreement with respect to Sections 11.3 (Notices, Etc.), 11.5 (Costs and Expenses), 11.6 (Indemnification), 11.12 (Governing Law), 11.13 (Submission to Jurisdiction; Waivers), 11.14 (Waiver of Defense of Illegality), and 11.15 (Execution in Counterparts), are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[signature page follows]

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Executed by authorized signatories as of the date first written above.

LOAN PARTIES:

Body and Mind, Inc.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	Authorized Signatory

DEP Nevada, Inc.		NMG OH 1, LLC

By:	/s/Stephen ‘Trip’ Hoffman	By:	/s/Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman	Name:	Stephen ‘Trip’ Hoffman
Title:	Authorized Signatory	Title:	Authorized Signatory

AGENT:		LENDER:

FG Agency Lending LLC		Bomind Holdings LLC

By:	/s/ Peter Bio	By:	/s/ Peter Bio
Name:	Peter Bio	Name:	Peter Bio
Title:	TiAuthorized Signatory	Title:	Authorized Signatory

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EXHIBIT A

Proposed Sale Documents

[attached below]

EXHIBIT B

Side Letter

[attached below]